UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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MICROMET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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MICROMET, INC.
6707 Democracy Boulevard
Suite 505
Bethesda, Maryland 20817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 23, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Micromet, Inc., a Delaware corporation. The meeting will be held on Thursday, June 23, 2011 at 1:00 p.m. local time at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, Maryland 20850, for the following purposes:

(1)	To elect the board of directors’ three nominees for Class II director to hold office until the 2014 Annual Meeting of Stockholders.
(2)	To ratify the selection, by the audit committee of the board of directors, of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.
(3)	To approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement.
(4)	To indicate, on an advisory basis, the preferred frequency of a stockholder advisory vote on the compensation of our named executive officers.
(5)	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is April 25, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ MATTHIAS ALDER
Matthias Alder
Secretary

Bethesda, Maryland
April 29, 2011

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the meeting, please vote as promptly as possible in order to ensure your representation at the meeting. If you have received or requested a printed copy of the proxy materials from us by mail, you may vote by completing, signing and promptly returning the enclosed proxy card in the return envelope provided (which is postage prepaid if mailed in the United States) or you may vote over the telephone or the Internet as instructed in these materials. Even if you have voted by proxy, you may still withdraw your proxy and vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a “legal proxy” issued in your name from that record holder and bring it to the meeting.

MICROMET, INC.
6707 Democracy Boulevard
Suite 505
Bethesda, Maryland 20817

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
June 23, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held On June 23, 2011

The proxy materials, including a notice of annual meeting, the proxy statement, and the annual report and the Form 10-K, as amended, will be available at http://www.proxyvote.com as of the date that we mail the full sets of proxy materials to our stockholders of record, which we expect to be on or about May 6, 2011.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders, which we refer to in this Proxy Statement as the Annual Meeting. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Why did I receive a full set of proxy materials in the mail instead of a Notice regarding the internet availability of proxy materials?

Pursuant to rules promulgated by the U. S. Securities and Exchange Commission (the “SEC”), we are providing a full set of paper copies of our proxy materials to all stockholders of record who are holding shares in their own name and to stockholders who have previously requested to receive paper copies of our proxy materials, including a notice of annual meeting, the proxy statement, the proxy card, the annual report and the Form 10-K, as amended. We intend to mail these materials on or about May 6, 2001, to all stockholders of record entitled to vote at the Annual Meeting.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Most of our stockholders holding their shares in a brokerage account at a brokerage firm, bank or similar organization (also referred to as holding the shares in “street name”) will not receive paper copies of our proxy materials, unless expressly requested by the stockholder. Instead, they will be sent a Notice of Internet Availability of Proxy Materials (the “Notice”) from the brokerage firms, banks, dealers, or other similar organizations holding their accounts. We expect that the Notice will be mailed on or about May 6, 2011. All “street name” holders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice and to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed set of the proxy materials may be found in the Notice.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, June 23, 2011 at 1:00 p.m. local time at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, Maryland 20850. Information on how to vote in person at the Annual Meeting is discussed below. Directions to the Annual Meeting can be found at www.micromet.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2011 will be entitled to vote at the Annual Meeting. On this record date, there were 91,530,393 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2011 your shares were registered directly in your name with Micromet’s transfer agent, American Stock Transfer and Trust Company LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the Internet as instructed in these materials to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

(1)	Election of the board of directors’ three nominees for Class II director to hold office until the 2014 Annual Meeting of Stockholders.
(2)	Ratification of the audit committee of the board of directors’ selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.
(3)	An advisory vote on the compensation of our named executive officers as described in this proxy statement in accordance with SEC rules.
(4)	An advisory vote indicating the preferred frequency of holding future stockholder advisory votes on the compensation of our named executive officers.

What if another matter is properly brought before the meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, other than the frequency of advisory votes regarding executive compensation (matter 4), you may vote “For” or “Against” or abstain from voting. For the advisory vote regarding the preferred frequency of stockholder advisory votes on our executive compensation practices, you may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy on the Internet, or vote by proxy using a proxy card that you may request or that we delivered with the proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Please bring proof of stock ownership and identification with you.
•	To vote using the enclosed proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 22, 2011 to be counted.
•	To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 22, 2011 to be counted. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy card or voting instruction form instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a voting instruction form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2011.

What if I return a proxy card or voting instruction form or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or voting instruction form or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of all three nominees for director;
•	“For” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;
•	“For” the approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement;
•	For “1 Year” as the preferred frequency of advisory votes on the compensation of our named executive officers; and
•	In accordance with the best judgment of your proxy holder (one of the individuals named on your proxy card) on any other matter that is properly presented at the meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials or more than one Notice, or a combination thereof?

If you receive more than one set of proxy materials or more than one Notice or a combination thereof, your shares may be registered in more than one name or may be registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or on the Internet.
•	You may send a timely written notice that you are revoking your proxy to Micromet’s corporate secretary at 6707 Democracy Boulevard, Suite 505, Bethesda, Maryland 20817 and from May 16, 2011, at 9201 Corporate Boulevard, Suite 400, Rockville, MD 20850. To be timely, we must receive your proxy notice on or before June 22, 2011.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the election of directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for “1 Year,” “2 Years,” “3 Years,” abstentions and broker non-votes; and, with respect to all other proposals, votes “For,” “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes, except with respect to Proposal No. 4, the advisory vote regarding the frequency of a stockholder vote on the compensation of our named executive officers, for which abstentions will have no effect. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NASDAQ and the New York Stock Exchange (NYSE), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, even if not contested, and, for the first time, under a new amendment to the NYSE rules, executive compensation proposals, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation, and any other “significant matter” as determined by the SEC. Even though our common stock is listed on the Nasdaq Global Select Market, the NYSE rules apply to brokers who are NYSE members voting on matters being submitted to stockholders at the Annual Meeting.

The only proposal that is considered routine this year is Proposal No. 2, the ratification of the selection or our independent registered public accounting firm; all other items are considered non-routine. If you hold your shares in street name and you do not provide voting instructions to your broker on a particular proposal other than Proposal No. 2, your shares will be considered “broker non-votes” with regard to that matter.

How many votes are needed to approve each proposal?

•	For the election of directors, Proposal No. 1, the three nominees receiving the most “For” votes from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.
•	To be approved, Proposal No. 2, the ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2011, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•	To be approved, Proposal No. 3, the approval, on an advisory basis, of the compensation of our named executive officers must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•	For Proposal No. 4, the advisory vote regarding the frequency of a stockholder vote on the compensation of our named executive officers occur to every one, two or three years, the option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 91,530,393 shares outstanding and entitled to vote. Therefore, the holders of 45,765,197 shares must be present in person or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal No. 1
Election Of Directors

Our board of directors is divided into three classes and each class has a three-year term. Vacancies on the board may be filled only by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including any vacancies created by any increase in the number of directors, serves for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our board of directors presently has seven members. There are three directors in the class whose term of office expires in 2011, each of whom has been nominated for re-election: Dr. Christian Itin, Dr. Peter Johann and Mr. Joseph P. Slattery. Each of the nominees is currently a director of Micromet and was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2014 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the annual meeting. All of our current directors attended the Annual Meeting in 2010.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The nominating & corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director that led the committee to believe that that director should be nominated for election or should continue to serve on the board. However, each of the members of the committee may have a variety of reasons for believing that a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members. Ages presented are as of April 29, 2011.

Nominees for Election for a Three-Year Term Expiring at the 2014 Annual Meeting

Christian Itin, Ph.D.

Christian Itin, age 46, has served as our Chief Executive Officer and as a director since May 2006. Dr. Itin served in a number of senior management roles with our subsidiary Micromet AG, including Chief Executive Officer from March 2004 to May 2006, Chief Business Officer from April 2002 to March 2004, and Vice President of Business and Corporate Development from September 2001 to April 2002. Prior to joining Micromet in 1999, Dr. Itin co-founded Zyomyx, Inc., a protein chip company based in Hayward, California. Dr. Itin received a diploma in biology and a Ph.D. in cell biology from the University of Basel. In addition, he performed post-doctoral research at the Biocenter of Basel University and at the Stanford University School of Medicine. The nominating & corporate governance committee believes that Dr. Itin’s deep understanding of our technologies, product candidates, and collaborations based on his many years of service in various executive positions of our company and our subsidiary Micromet AG enables him to make valuable contributions to the board and to provide board continuity.

Peter Johann, Ph.D.

Peter Johann, age 53, has served as a member of our board of directors since July 2006. Dr. Johann is a Managing General Partner of NGN Capital, a venture capital firm. He joined NGN Capital from Boehringer Ingelheim, where he was the Division Head of Corporate Development responsible for strategic planning, strategic projects, M&A, business development and licensing. Prior to joining Boehringer Ingelheim, Dr. Johann served as Global Business Leader at F. Hoffmann-La Roche, where he led global business teams and was responsible for global marketing of oncology products as well as evaluation of pipeline products from internal and external sources. Dr. Johann joined Roche from Boehringer Mannheim where he was Head of Business Development and Marketing Molecular Medicine. In addition to marketing activities, Dr. Johann was involved in setting up and managing joint venture companies as a member of the supervisory board. He was also responsible for licensing activities of the joint ventures. Prior to Roche, he held various commercial and business development positions with Boehringer Mannheim Biochemicals, Kaneka and Rohm. Dr. Johann obtained his Ph.D. from the Technical University Munich. He serves on the board of directors of Resverlogix Corp., a publicly traded company. The nominating & corporate governance committee believes that Dr. Johann’s experience in the development and commercialization of oncology products, the operational management of a division and of the business development function of several pharmaceutical companies, and the analysis of investment opportunities within the industry enables him to provide valuable insight to the board.

Joseph P. Slattery

Joseph P. Slattery, age 46, has served as a member of our board of directors since November 2007. Mr. Slattery is Executive Vice President and Chief Financial Officer of TranS1 Inc., a publicly traded medical device company, and served as a director and chairman of the audit committee of TranS1 from November 2007 until April 2010. Previously, Mr. Slattery was Chief Financial Officer and Senior Vice President of Digene Corporation, a publicly held medical diagnostics company that was acquired by Qiagen, N.V. in July 2007. Prior to his appointment as Chief Financial Officer in 2006, Mr. Slattery served as Digene’s Senior Vice President, Finance and Information Systems beginning in 2002, and previously held the positions of Controller and Vice President, Finance. Mr. Slattery holds a B.S. degree in Accountancy from Bentley University and is a certified public accountant. The nominating & corporate governance committee believes that Mr. Slattery’s extensive accounting expertise, public company audit committee service, and senior management experience as the CFO of a publicly traded company position him to be a valuable member of the board, the audit committee and the nominating & corporate governance committee of the board.

The Board Of Directors Recommends A Vote in Favor of Each Named Nominee.

Directors Continuing in Office Until the 2012 Annual Meeting

David F. Hale

David F. Hale, age 62, has served as a member of our board of directors since 2000, and as chairman of the board of directors since May 2006. He was President and Chief Executive Officer of CancerVax Corporation from 2000 to the closing of the merger with Micromet AG in May 2006. From 1998 to 2000, Mr. Hale served as President and Chief Executive Officer of Women First HealthCare, Inc., a publicly traded specialty pharmaceuticals company. Prior to joining Women First HealthCare, Mr. Hale served from 1987 to 1997 as Chairman, President and Chief Executive Officer of Gensia, Inc., a publicly held biopharmaceutical company, which merged with Sicor, Inc., to form GensiaSicor, Inc., and which was acquired by Teva Pharmaceutical Industries Limited. He also served from 1987 to 1995 as Chairman of Viagene, Inc., a publicly held biotechnology company that was acquired by Chiron, Inc. Mr. Hale served from 1982 to 1987 as President, Chief Operating Officer and Chief Executive Officer with Hybritech, Inc., a publicly-traded biotechnology company that was acquired by Eli Lilly and Co. in 1986. Prior to joining Hybritech, Mr. Hale served from 1980 to 1982 as Vice President, Sales and Marketing and then as Vice President and General Manager with BBL Microbiology Systems, a division of Becton, Dickinson & Co. From 1971 to 1980, Mr. Hale held various marketing and sales management positions with Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, Inc. Mr. Hale currently serves as chairman of the board of directors of two publicly traded biopharmaceutical companies, Santarus, Inc. and Somaxon Pharmaceuticals, Inc., of which he was a founder. Mr. Hale holds a B.A. in biology and chemistry from Jacksonville State University. The nominating & corporate governance committee believes that Mr. Hale’s experience as a senior executive in the pharmaceutical and biotechnology industries, overseeing a range of activities and functions in a number of companies, including business development, licensing, development, sales, clinical development, and regulatory affairs, and his involvement in a number of strategic transactions, provide him with operational and industry expertise and leadership skills that are important to the board.

Michael G. Carter, M.B., Ch.B., F.R.C.P. (Edinburgh)

Michael G. Carter, age 73, has served as a member of our board of directors since 2001, and was a member of the supervisory board of the our subsidiary Micromet AG until May 2006. Dr. Carter is a venture partner at SV Life Sciences Advisers LLP and a member of the strategic advisory board of Cowen Royalty Healthcare Fund. Dr. Carter retired from Zeneca, PLC, a predecessor of AstraZeneca, in 1998, where he had been on the pharmaceutical board. Dr. Carter served at Zeneca as International Medical Director from 1986 to 1989 and as International Marketing Director from 1990 to 1995. Under his direction, Zeneca developed and launched numerous drugs including CasodexTM, the most widely prescribed anti-androgen for prostate cancer therapy in the U.S., ZoladexTM, an LHRH analogue for prostate cancer and breast cancer; and ArimidexTM, the first new generation aromatase inhibitor for breast cancer. Dr. Carter also contributed to the post-marketing development of tamoxifen, the first selective estrogen receptor modulator approved for the treatment of breast cancer. From 1985 to 1995, Dr. Carter served as a member of the U.K. Government’s Medicines Commission. From 1976 to 1984, Dr. Carter held several positions with Roche Products, Ltd., including head of Medical Development and Medical Affairs and Director of the Pharmaceutical Division. Dr. Carter currently serves as a director of Santarus, Inc. and GTx, Inc. Dr. Carter is an Elected Fellow of the Royal Pharmaceutical Society, Faculty of Pharmaceutical Medicine, and of the Royal College of Physicians of Edinburgh. Dr. Carter received a bachelor’s degree in Pharmacy from London University (U.K.) and a medical degree from Sheffield University Medical School (U.K.). The nominating & corporate governance committee believes that Dr. Carter’s professional background as a medical doctor and pharmacist and his 35 years of experience in the pharmaceutical and biotechnology industries, in particular with pharmaceutical development and commercialization and the regulatory process for obtaining marketing approval of pharmaceutical products, enable him to make effective contributions to the board’s deliberation of strategic, commercial, medical and scientific issues facing our company.

John E. Berriman

John E. Berriman, age 63, has served as a member of our board of directors since May 2006 and was a member of the supervisory board of our subsidiary Micromet AG until May 2006. Since May 2004, Mr. Berriman has been a consultant and a non-executive director of a number of private and public biotechnology companies. He is currently deputy chairman of the board of directors of Algeta ASA. He served as executive deputy chairman of Oxxon Therapeutics, Inc. until its sale to Oxford BioMedica in May 2007. Mr. Berriman has served as a member of the board of directors of several other publicly held companies, including Ablynx NV from 2004 to 2007, Epigenomics AG from 2000 to 2006 and Alnylam Pharmaceuticals, Inc. from 2003 until December 2005. From 2001 until May 2004, Mr. Berriman served as a director of Abingworth Management, a venture capital firm. Mr. Berriman was a consultant to Abingworth Management from 1997 to 2001. From 1989 until 1996 Mr. Berriman was an executive director of Celltech plc. He holds a degree in Chemical Engineering from the University of Cambridge and an M.B.A from the London Business School. The nominating & corporate governance committee believes that Mr. Berriman’s long history of creating and implementing corporate strategies in our industry, his operational experience as executive director of Celltech and as executive deputy chairman of Oxxon Therapeutics, his public company directorships and experience with public offerings, private investments and mergers allow him to provide valuable insight to the board.

Director Continuing in Office Until the 2013 Annual Meeting

Kapil Dhingra, M.B., B.S.

Kapil Dhingra, age 51, has served as a member of our board of directors since February 2009. In June 2008, Dr. Dhingra founded KAPital Consulting, LLC, a healthcare consulting firm. From 1999 to 2008, Dr. Dhingra served in positions of increasing responsibility at Hoffmann-La Roche, including Vice President, Head, Oncology Disease Biology Leadership Team, and Head, Oncology Clinical Development. Prior to joining Hoffmann-La Roche, Dr. Dhingra worked as a Senior Clinical Research Physician with Eli Lilly and Company. From 1989 to 1996, he served as a Clinical Instructor, Assistant Professor of Medicine at the University of Texas M.D. Anderson Cancer Center. Throughout his industry career, Dr. Dhingra maintained an active faculty appointment, initially at Indiana University School of Medicine from 1997 to 1999 as Clinical Associate Professor, and, more recently, at Memorial Sloan Kettering Cancer Center in New York from 2000 to 2008. Dr. Dhingra holds an M.B., B.S. degree from the All India Institute of Medical Services, and has performed postgraduate work at the All India Institute of Medical Services, the Lincoln Medical and Mental Health Center (New York Medical College), Bronx, NY and Emory University School of Medicine. Dr. Dhingra is currently an advisor to several biotechnology and pharmaceutical companies and serves on the board of directors of Algeta ASA, a publicly-held company. The nominating & corporate governance committee believes that Dr. Dhingra’s experience in the clinical development of oncology products provides him with a keen understanding of clinical development matters and the regulatory process for our product candidates, which will allow him to make valuable contributions to our board as our lead product candidate advances into pivotal clinical trials.

Information Regarding the Board of Directors and Corporate Governance

Independence of The Board of Directors

Under the NASDAQ Stock Market (“NASDAQ”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board consults with our outside legal counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all identified relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, the board has affirmatively determined that each of Mr. Berriman, Dr. Carter, Dr. Dhingra, Mr. Hale, Dr. Johann and Mr. Slattery is an independent director within the meaning of the applicable NASDAQ listing rules. In making this determination, the board found that none of these directors had a material or other disqualifying relationship with us. Dr. Itin, our President and Chief Executive Officer, is not an independent director by virtue of his current employment by us.

Board Leadership Structure

Our board has an independent chairman, Mr. Hale, who has authority, among other things, to call and preside over board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the board. Accordingly, he has substantial ability to shape the work of the board. We believe that separation of the positions of chairman and chief executive officer reinforces the independence of the board in its oversight of our business and affairs. In addition, we believe that having an independent chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board to monitor whether management’s actions are in our best interests and those of our stockholders. As a result, we believe that having an independent chairman can enhance the effectiveness of the board as a whole.

Role of the Board in Risk Oversight

One of the board’s key functions is informed oversight of the Company’s risk management. The board does not have a standing risk management committee, but rather administers this oversight function directly through the board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. In addition to oversight of the performance of our internal audit function, the audit committee also monitors the reports and investigation of reports received through our ethics hotline, and periodically reviews our risk assessment and risk management policies. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the board as quickly as possible.

Meetings of the Board of Directors

Our board of directors met ten times during the last fiscal year. With one exception, each director attended 75% or more of the aggregate number of meetings of the board and of the committees on which he served. Mr. Slattery, the chairman of our audit committee, attended 15 of the 21 aggregate meetings of the board and of the committees on which he served, an attendance rate of 71.4%. Mr. Slattery missed only telephonic meetings, many of which were called on relatively short notice. Mr. Slattery attended all regularly scheduled meetings of the board, all meetings of the nominating and corporate governance committee of which he is a member, and all meetings of the audit committee, which he chairs, with the exception of one telephonic committee meeting that immediately followed a telephonic meeting of the board and that dealt with an administrative matter.

As required under applicable NASDAQ listing rules, in fiscal 2010, our independent directors met at each regularly scheduled board meeting in executive session at which only independent directors were present.

Information Regarding Committees of the Board of Directors

Our board of directors has established three committees: an audit committee, a compensation committee, and a nominating & corporate governance committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2010 for each of the board committees:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Mr. John E. Berriman(1)	X	X
Dr. Michael G. Carter(2)		X	X*
Dr. Kapil Dhingra(2)			X
Mr. David F. Hale
Dr. Christian Itin
Dr. Peter Johann	X	X
Mr. Joseph P. Slattery	X*		X
Mr. Jerry C. Benjamin(3)		X*	X
Dr. Otello Stampacchia(4)		X
Total meetings in fiscal year 2010	8	5	3

*	Committee Chairperson
(1)	At the meeting of the board of directors in March 2011, on the recommendation of the nominating & corporate governance committee, Mr. Berriman was elected as a new member and the chair of the nominating & corporate governance committee. In addition, Mr. Berriman stepped down from his position as a member of the compensation committee.
(2)	At the meeting of the board of directors in March 2011, on the recommendation of the nominating & corporate governance committee, Dr. Carter was elected as the chair of the compensation committee and Dr. Dhingra was elected as a new member of the compensation committee.
(3)	Prior to his death in February 2011, Mr. Jerry C. Benjamin served as the chair of the compensation committee and a member of the nominating & corporate governance committee.
(4)	Dr. Otello Stampacchia served on the compensation committee until his resignation from our board of directors in April 2010.

Below is a description of each committee of our board of directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our board of directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to our company.

Audit Committee

The audit committee of our board of directors was established by the board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The audit committee is currently composed of three directors: Mr. Slattery, Mr. Berriman and Dr. Johann. The audit committee has adopted a written charter that is available to stockholders on our website at www.micromet.com. The information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Pursuant to its charter, the purpose of the audit committee is to oversee our accounting and financial reporting processes and our audits of the financial statements on behalf of our board of directors and report the results of its activities to the board. In carrying out these responsibilities, the audit committee performs several functions, including:

•	evaluating the performance of and assessing the qualifications of our independent auditors;
•	determining and approving the engagement of our independent auditors;

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•	reviewing and approving the retention of our independent auditors to perform any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our audit engagement team as required by law;
•	reviewing and approving or rejecting transactions between us and any related persons;
•	conferring with management and our independent auditors regarding the effectiveness of internal controls over financial reporting;
•	reviewing our procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•	reviewing all matters relating to executive officer and director indemnification and D&O insurance, and submitting proposals on such matters to the board for approval; and
•	meeting to review our annual audited financial statements and quarterly financial statements with management and our independent auditors, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our board of directors reviews the NASDAQ listing rules definition of independence for audit committee members on an annual basis and has determined that all members of our audit committee are independent (as independence is currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing rules). Our board of directors has also determined that Mr. Slattery qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The board made a qualitative assessment of Mr. Slattery’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for a public reporting company.

The audit committee met eight times during fiscal year 2010. The audit committee’s agenda for each meeting was established by the audit committee’s chairman in consultation with our chief financial officer. The audit committee meetings included discussion of significant accounting policies applied by us in our financial statements, as well as alternative treatments. In order to ensure a full and frank exchange of views by its members, the audit committee maintains the practice of holding executive sessions without management present, at each meeting of the committee. The audit committee invites the independent auditors to participate in the executive sessions whenever appropriate.

The audit committee receives quarterly updates on management’s process to assess the adequacy of our system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of our internal control over financial reporting. The audit committee has also discussed with our independent auditors our internal control assessment process, management’s assessment with respect thereto and our independent auditors’ evaluation of our system of internal control over financial reporting.

In April 2011, the audit committee engaged Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011, and reviewed with senior members of our financial management team and Ernst & Young LLP the overall audit scope and plans and the results of external audit examinations.

Report of the Audit Committee of the Board of Directors(1)

As part of its oversight of our financial statements, the audit committee reviews and discusses with both management and our independent auditors all annual and quarterly financial statements prior to their issuance, including the audited financial statements for the fiscal year ended December 31, 2010. During fiscal year 2010, management advised the audit committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the audit committee. These reviews included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (The Auditor’s Communication with Those Charged with Governance), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees, and received the written disclosures and letter from Ernst & Young LLP to the committee required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence.

Taking all of these reviews and discussions into account, the audit committee recommended to the board of directors that the audited financial statements, as restated, be included in Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010.

Mr. Joseph P. Slattery, Chairman
Mr. John E. Berriman
Dr. Peter Johann

(1)	The material in this report of the audit committee is not “soliciting material,” is furnished to but not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Micromet under the Securities Act of 1933, as amended, or the Exchange Act, other than the Annual Report on Form 10-K where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee is currently composed of three directors: Drs. Carter, Dhingra and Johann. Mr. Benjamin served as the chairman of the committee until his passing in February 2011. Dr. Stampacchia also served on the committee until his resignation from our board of directors in April 2010. All members of our compensation committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing rules). The compensation committee met five times during the 2010 fiscal year. The compensation committee has adopted a written charter that is available to stockholders on our website at www.micromet.com. The information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

The compensation committee of our board of directors reviews, approves or recommends for approval by the board, and oversees our compensation philosophy, strategy, policies, plans and programs. The functions of this committee include:

•	reviewing and approving annual corporate goals;
•	reviewing and approving management incentive compensation plans for all executive officers, other officers (as such term is defined in Rule 16a-1 promulgated under the Exchange Act), and other employees at the level of Senior Manager and higher;
•	reviewing and, as it deems appropriate, recommending to our board of directors all compensation for any of our directors, including making recommendations with respect to awards under our equity incentive plans;
•	reviewing and approving base salaries, bonus, equity incentive and other compensation of our executive officers, as well as employment agreements and severance arrangements for our executive officers;
•	establishing, administering and exercising authority under our annual incentive compensation, 401(k) and equity incentive award plans and other similar plans and programs;
•	determining our policy with regard to change of control or “parachute” payments; and

•	reviewing our Compensation Discussion and Analysis to consider whether to recommend to the board that it be included in the proxy statement and other filings with the SEC.

Compensation Committee Processes and Procedures

The compensation committee generally meets four times annually and with greater frequency if necessary. From time to time, various members of management as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. In addition, the compensation committee meets regularly in executive session. Our chief executive officer does not participate in, and is not present during, any deliberations or determinations of the committee relating to his compensation. The charter of the compensation committee grants the committee the authority to retain, at our expense, independent counsel, compensation and benefits consultants and other outside experts or advisors as the committee believes to be necessary or appropriate in the performance of its duties. The committee may also utilize the services of our regular legal counsel or our other advisors. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. As described in greater detail in the Compensation Discussion and Analysis section of this proxy statement, the compensation committee retained a compensation consultant, Barney and Barney, in connection with the compensation review process in fiscal 2010.

Historically, the compensation committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, compensation adjustments as a result of promotions, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the compensation committee’s process for setting executive compensation comprises three related elements: the determination of the achievement of the prior year’s corporate and individual performance objectives, the determination of incentive compensation for the prior year and the base salary levels for the current year, and the recommendation of corporate goals for the current year for approval by the board of directors. For executives other than our chief executive officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our chief executive officer. In the case of our chief executive officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as cash and equity incentive awards to be granted.

The specific determinations of the compensation committee with respect to executive compensation for fiscal 2010 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2010, our compensation committee consisted of Messrs. Benjamin and Berriman and Drs. Carter and Johann. Dr. Otello Stampacchia was a member of the committee until his resignation from the board in April 2010. None of the members of our compensation committee during 2010 is a present or former officer or employee of our company, nor did such members engage in any transaction or relationship requiring disclosure in this proxy statement under the section titled “Certain Relationships and Related Transactions.”

No executive officer of our company served as a director or member of the compensation committee (or other board committee performing equivalent functions) of any other entity during the last fiscal year, one of whose executive officers served on our board of directors or compensation committee.

Compensation Committee Report(1)

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Dr. Michael G. Carter, Chairman
Dr. Kapil Dhingra
Dr. Peter Johann

(1)	The material in this report of the compensation committee is not “soliciting material,” is furnished to but not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Micromet under the Securities Act of 1933, as amended, or the Exchange Act, other than the Annual Report on Form 10-K where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating & Corporate Governance Committee

The nominating & corporate governance committee is currently composed of four directors: Mr. Berriman, Drs. Carter, Dhingra and Mr. Slattery. All members of the nominating & corporate governance committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing rules). The nominating & corporate governance committee met three times during fiscal year 2010. The nominating & corporate governance committee has adopted a written charter that is available to stockholders on our website at www.micromet.com. The information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

The functions of the nominating & corporate governance committee include:

•	identifying, reviewing and evaluating qualified candidates to become members of our board of directors consistent with criteria approved by the committee;
•	recommending to the board nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected) or to fill vacancies on our board of directors;
•	conducting an annual review process to assess the performance of our board of directors and the board committees, as well as to assess the level and quality of the interactions between our chief executive officer and our board of directors;
•	making recommendations to the board regarding committee membership; and
•	developing and reviewing our corporate governance guidelines and principles, and if appropriate, recommending changes to such guidelines to our board of directors.

Director Qualifications

The nominating & corporate governance committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. The nominating & corporate governance committee does, however, believe it appropriate for at least one member, and preferably several members, of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules. The nominating & corporate governance committee also believes it is appropriate for our chief executive officer to participate as a member of our board of directors. In evaluating candidates for membership on our board of directors, the nominating & corporate governance committee considers, among other factors, the appropriate size of our board of directors, personal and professional integrity, ethics and values, experience in corporate management, such as serving as an officer or former officer of a publicly held company, experience in our industry, experience as a board member of another publicly held company, diversity of expertise and experience in substantive matters pertaining to our business relative to other board members, having sufficient time to devote to our affairs, practical and mature business judgment, and experience with relevant social policy concerns. The nominating & corporate governance committee retains the right to modify these qualifications from time to time.

Director Nomination Process

When recommending candidates to our board of directors to be proposed for election at the annual meeting of stockholders, the nominating & corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors who are willing to continue to serve on our board. Current members with qualifications and skills that are consistent with the committee’s criteria for service on our board and who are willing to continue to serve on our board are considered for re-nomination, balancing the value of continuity of service by existing directors with that of obtaining a new perspective. The nominating & corporate governance committee also reviews these incumbent directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. If a director does not wish to continue serving on our board or if our board decides not to re-nominate a director for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria discussed above. The committee generally polls our board and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts.

In the case of new director candidates, the nominating & corporate governance committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee reviews the qualifications, experience and background of the candidates. The candidates who the committee considers recommending to the board for election or appointment are interviewed by some or all of our other directors. In making its determinations, the nominating & corporate governance committee evaluates each individual in the context of our board of directors as a whole and of our operating requirements, with the objective of assembling a group that can best help perpetuate the success of our company and represent the long-term interests of stockholders through the exercise of sound business judgment. In conducting this assessment, our nominating & corporate governance committee considers diversity, age, skills, and such other factors as it deems appropriate given our current needs, to maintain a balance of knowledge, experience and capability. After review and deliberation of all feedback and data, the nominating & corporate governance committee makes its recommendation to our board of directors. Historically, the nominating & corporate governance committee has used the board’s own network of contacts to compile lists of potential candidates and has not relied on professional search firms to identify director candidates. The nominating & corporate governance committee may in the future choose to do so in those situations where it believes that particular qualifications are required or that a search firm may be best able to identify appropriate candidates.

The nominating & corporate governance committee has adopted a policy regarding the procedures for considering director candidate recommendations of our stockholders. Stockholders wishing to recommend a candidate for consideration by the nominating & corporate governance committee to become a nominee for election as director must write to our corporate secretary at the address set forth on the cover of this proxy statement no later than December 31 preceding the annual meeting of stockholders at which the candidate is proposed to be nominated for election, and include the following information:

•	the stockholder’s name and contact information;
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the nominating & corporate governance committee;
•	the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if elected;
•	a statement of the candidate’s educational experience and business experience for at least the previous five years;

•	information regarding each of the qualifications listed above, other than regarding board size and composition, sufficient to enable the nominating & corporate governance committee to evaluate the candidate;
•	a statement of the value that the candidate would add to our board of directors;
•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
•	detailed information about any relationship or understanding between the proposing stockholder and candidate; and
•	a list of three character references, including complete contact information for such references.

Our corporate secretary will promptly forward any recommendation of a stockholder that meets these requirements to the chairman of the nominating & corporate governance committee. The nominating & corporate governance committee will evaluate any recommendations from stockholders that meet the requirements in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We have not received director candidate recommendations from our stockholders for the 2011 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Historically, we have not operated under a formal process related to stockholder communications with the board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. On an intermittent basis, the nominating & corporate governance committee will give full consideration to the adoption of a formal process for stockholder communications with the board and, if adopted, publish it promptly and post it to our corporate website.

Code of Ethics

We have adopted a code of ethics that applies to all officers, directors and employees. The code of ethics is available on our website at www.micromet.com. If we make any substantive amendments to the code of ethics, an updated version of the code will be published on our website. Any waivers of provisions of the code in favor of any executive officer or director will also be disclosed on Form 8-K in accordance with our disclosure obligations under applicable laws and regulations.

Proposal No. 2
Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. However, our audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for services provided by Ernst & Young LLP for fiscal years 2010 and 2009. All fees set forth below were approved by the audit committee.

	Fiscal Year Ended
	2010	2009
	(In thousands)
Audit Fees(1)	$835	$841
Tax Fees(2)	—	4
Total Fees	$835	$845

(1)	Includes fees for the integrated audits of our annual financial statements for 2010 and 2009 included in our Annual Reports on Form 10-K, including the effectiveness of internal control over financial reporting, the reviews of our interim period financial statements for 2010 and 2009 included in our quarterly reports on Form 10-Q and related services that are normally provided in connection with regulatory filings or engagements.
(2)	2009 figures include fees for the preparation of tax filings for Tarcanta, Ltd. in Ireland. Tarcanta was dissolved during 2009.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. The audit committee has delegated pre-approval authority to its chairman when expedition of services is necessary. These services may include audit services, audit-related services, tax services and other services. The audit committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of our registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

The Board of Directors Recommends
A Vote in Favor of Proposal 2.

Proposal No. 3
Advisory Vote Regarding the Compensation of our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, or the Dodd-Frank Act, and recently adopted changes to Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers that is subject to this advisory vote is disclosed under “Executive Compensation — Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that a strong link between performance and compensation is vital to achieving our strategic goals, retaining talented executives, and rewarding outstanding performance. We are committed to compensating our executives on the basis of their performance and the observable effects of that performance on our company’s success.

Our executive compensation program consists primarily of three components:

•	base salary
•	annual variable performance-based bonus awards, payable in cash or equity; and
•	stock-based incentive awards, generally long-term awards that vest over time.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the board of directors. Although non-binding, the board of directors and the compensation committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The board of directors and the compensation committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion contained in the Micromet, Inc. Proxy Statement for its 2011 Annual Meeting is approved.”

The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of this proposal. Abstentions will have the effect of “against” votes. Broker non-votes will have no effect.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors Recommends
A Vote in Favor of Proposal 3.

Proposal No. 4
Advisory Vote Regarding the Frequency of a Stockholder Vote
on the Compensation of our Named Executive Officers

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, we are also asking our stockholders to vote on whether future say-on-pay advisory votes should occur every one, two or three years. In voting on this proposal, our stockholders will have four choices: recommending that say-on-pay advisory votes occur every one, two or three years, or abstaining from voting on this proposal. As an advisory vote, this vote is also non-binding.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to our stockholders every year. While our executive compensation programs are designed to promote a long-term connection between pay and performance, we recognize that our compensation disclosures are made annually. The board of directors appreciates regular input on executive compensation and other important governance topics from our stockholders and believes an advisory vote every year will provide an effective way to obtain direct and immediate stockholder feedback on our executive compensation programs. We believe that an annual advisory vote is also consistent with our practice of engaging in a dialogue with our stockholders on other corporate governance matters, such as our practice of annually providing stockholders the opportunity to ratify the appointment of our independent auditors.

While the Board believes that its recommendation to conduct annual advisory votes is appropriate at this time, our stockholders are not voting to approve or reject that recommendation, but are instead being asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every two years or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

Although the vote is advisory in nature and therefore will not bind the board of directors, the board of directors values the opinions of our stockholders in this matter, and the Board intends to hold say-on-pay advisory votes on executive compensation in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote. The board of directors anticipates that its decision on the frequency (one, two or three years) of future say-on-pay advisory votes will apply for the next six years, after which period another vote on the frequency of the executive compensation vote will be held, though it may determine that a different frequency is appropriate, either in response to the vote of our stockholders on this Proposal 4 or for other reasons.

Unless otherwise instructed, validly executed proxies will be voted for “1 Year” on Proposal 4.

The Board of Directors Recommends
A Vote in Favor of “1 Year” for Proposal 4.

Executive Officers

The following table lists the names, ages and positions of individuals currently serving as our executive officers. The ages of the individuals are provided as of April 29, 2011.

Name	Age	Title
Christian Itin, Ph.D.	46	President and Chief Executive Officer
Barclay Phillips	48	Senior Vice President, Chief Financial Officer
Patrick Baeuerle, Ph.D.	53	Senior Vice President, Chief Scientific Officer
Jan Fagerberg, M.D.	49	Senior Vice President, Chief Medical Officer
Jens Hennecke, Ph.D.	43	Senior Vice President, Business Development
Matthias Alder, lic. iur., LL.M.	46	Senior Vice President, General Counsel and Secretary

Christian Itin, Ph.D., has served as our President and Chief Executive Officer and as a director since May 2006. From 1999 until May 2006, he served in a number of capacities with our subsidiary Micromet AG, including Head of IP and Licensing, Vice President of Business and Corporate Development, Chief Business Officer and ultimately as its Chief Executive Officer. Before joining Micromet, Dr. Itin was a co-founder of Zyomyx, a protein chip company in Hayward, California. Dr. Itin received a Diploma in biology and a Ph.D. in cell biology from the University of Basel, Switzerland. In addition, he also performed post-doctoral research at the Biocenter of Basel University and at the Stanford University School of Medicine.

Barclay A. Phillips has served as our Senior Vice President and Chief Financial Officer since August 2008. Previously, he served as a member of our board of directors from 2000 until his appointment as our Chief Financial Officer. From 1999 to August 2008, Mr. Phillips was a Managing Director of Vector Fund Management, a venture capital firm. From 1991 to 1999, Mr. Phillips served in various roles at INVESCO Funds Group, including Director of Private Placements and Biotechnology Analyst. From 1985 to 1990, Mr. Phillips held positions in sales and trading with Paine Webber and Shearson Lehman Hutton. Mr. Phillips received a B.A. in economics from the University of Colorado in Boulder.

Patrick A. Baeuerle, Ph.D. has served as our Senior Vice President and Chief Scientific Officer since May 2006, and in the same capacity with Micromet AG since 1998. From 1996 to 1998, Dr. Baeuerle was Director of Drug Discovery at Tularik, a biotechnology company in South San Francisco, California that is now part of Amgen. From 1994 to 1996, Dr. Baeuerle was Professor and Chairman of Biochemistry at the Medical Faculty of Freiburg University, Germany. He has published more than 210 scientific papers listed in MedLine. In addition, Dr. Baeuerle is an elected member of the European Molecular Biology Organization and was appointed Honorary Professor of Immunology at the University of Munich in 2000. Dr. Baeuerle performed his Ph.D. work at the Max Planck Institute for Psychiatry in Martinsried, Germany and at the European Molecular Biology Laboratory in Heidelberg, Germany. He received a Ph.D. degree in biology from the University of Munich and performed post-doctoral research at the Whitehead Institute of the Massachusetts Institute of Technology.

Jan Fagerberg, M.D. has served as our Senior Vice President and Chief Medical Officer since November 2009. Dr. Fagerberg is a board-certified clinical oncologist and has more than 20 years of experience in clinical research and development of oncology drugs. From 2006 to 2009, he was Medical Director at TopoTarget in Copenhagen, Denmark. Prior to TopoTarget, from 1999 to 2006 he was with F. Hoffmann-La Roche in positions of increasing responsibility both in the United States and in Switzerland, ultimately serving as the Oncology Therapeutic Area Expert in Global Drug Development. During his tenure at Roche, he was responsible for the global clinical development of XelodaTM and for the clinical development programs of AvastinTM outside the United States. Dr. Fagerberg received his M.D. degree at the Karolinska Institute in Stockholm, Sweden in 1988. He then received his Ph.D. for work in clinically applied passive and active immunotherapy targeting EpCAM in colorectal carcinomas in 1995. From 1995 to 1999, Dr. Fagerberg held various clinical positions, including Associate Head Section of Radiotherapy and Chief Physician, at the Karolinska Hospital in Stockholm.

Jens Hennecke, Ph.D. joined Micromet in October 2001 and has served as our Senior Vice President of Business Development since 2004. He currently manages the Company's business development, alliance management, intellectual property and information technology departments. During his tenure at Micromet, Dr.

Hennecke has led the negotiation and completion of multiple corporate alliances, including the Company's BiTE antibody partnerships with Bayer Schering Pharma, sanofi-aventis and Boehringer Ingelheim. Prior to joining Micromet, Dr. Hennecke performed post-doctoral research at Harvard University. He holds a B.S. in biology from the University of Göttingen, Germany, and a Ph.D. from the ETH Zürich, Switzerland.

Matthias Alder, lic. iur., LL.M. has served as our Senior Vice President, General Counsel and Secretary since July 2006. Previously, he was a partner with Cooley LLP, a U.S. law firm, from 1997 to 2006 and established and co-chaired the firm’s East Coast Life Sciences Practice. Prior to joining Cooley, Mr. Alder was in-house counsel for the pharmaceutical business of Novartis in Basel, Switzerland from 1994 to 1997. From 1988 to 1994, Mr. Alder worked in law firms in Switzerland and in Miami, Florida. Mr. Alder received an LL.M. degree in International and Comparative Law from the University of Miami in 1990. He earned the equivalent of a J.D. degree (lic. iur.) from the University of Basel, Switzerland, graduating magna cum laude in 1988.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2011 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. The address for all directors and executive officers is c/o Micromet, Inc., 6707 Democracy Boulevard, Suite 505, Bethesda, Maryland 20817 (and after May 16, 2011, 9201 Corporate Boulevard, Suite 400, Rockville, MD 20850).

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Right to Acquire Beneficial Ownership Under Options or Warrants Exercisable Within 60 Days	Percent of Total
5% Stockholders:
Entities affiliated with Fidelity Research and Management Company(2) 82 Devonshire Street Boston, MA 02109	13,625,808	—	14.9%
Entities affiliated with Columbia Wanger Asset Management, LLC(3) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	7,591,250	—	8.3%
BB Biotech AG(4) Vordergrasse 3 CH-8200 Schaffhausen, Switzerland	6,494,243	—	7.1%
Entities affiliated with BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	5,499,870	—	6.0%
Executive Officers and Directors:
Christian Itin	2,885	1,551,404	1.6%
Barclay A. Phillips(6)	1,483	347,081	*
Patrick A. Baeuerle	16,266	858,422	*
Jan Fagerberg	—	150,762	*
Matthias Alder	—	479,344	*
David F. Hale(7)	122,951	743,828	*
John E. Berriman(8)	11,765	115,155	*
Michael G. Carter	1,514	131,392	*
Kapil Dhingra	—	55,000	*
Peter Johann(9)	3,269,900	1,142,263	4.5%
Joseph P. Slattery(10)	5,883	102,390	*
All currently serving executive officers and directors as a group (12 persons)	3,432,647	6,115,430	9.8%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and in certain cases upon information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 91,482,957 shares outstanding on March 31, 2011, adjusted as required by rules promulgated by the SEC.

(2)	Amount was reported on a Schedule 13G/A filed on February 11, 2011. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 13,625,808 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 8,686,638 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of the 13,625,808 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.
(3)	Amount was reported on a Schedule 13G filed on February 10, 2011 by Columbia Wanger Asset Management, LLC. The shares reported includes shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, LLC.
(4)	Amount was reported on a Schedule 13G filed on February 10, 2011 by BB Biotech AG (“BB Biotech”) residing in Schaffhausen, Switzerland on behalf of Biotech Target N.V., residing in Netherlands Antilles.
(5)	Amounts were reported on a Schedule 13G filed on February 7, 2011. BlackRock, Inc. is the parent holding company of the following subsidiaries that acquired the shares reported: BlackRock Japan Co Ltd., Blackrock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Australia Limited, Blackrock Advisors, LLC, and Blackrock Investment Management, LLC.
(6)	Consists of 1,483 shares held of record by Mr. Phillips and options to purchase an aggregate of 347,081 shares that are exercisable within 60 days of March 31, 2011. Certain of the option shares were issued while Mr. Phillips served as a director of Micromet, Inc. and was a partner at Vector Fund Management, LP. Under the terms of the Vector Fund Management Limited Partnership Agreement and the subsequent winding up of the partnership, Mr. Phillips disclaims beneficial ownership of options to purchase 37,500 shares that are exercisable within 60 days of March 31, 2011.
(7)	Consists of 104,786 shares of common stock held of record by the Hale Family Trust, dated February 10, 1986, of which Mr. Hale is a co-trustee, and 18,165 shares of common stock held of record by Hale BioPharma Ventures. Mr. Hale holds options to purchase an aggregate of 734,745 shares that are exercisable within 60 days of March 31, 2011. Also includes immediately exercisable warrants to purchase 9,083 shares held of record by Mr. Hale.
(8)	Consists of 11,765 shares held of record, immediately exercisable warrants to purchase 3,250 shares of common stock and 111,905 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2011.
(9)	Consists of 1,885,218 shares held of record and immediately exercisable warrants to purchase 606,509 shares by NGN Biomed Opportunity I, L.P.; 1,362,917 shares held of record and immediately exercisable warrants to purchase 438,474 shares by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG; and 91,250 shares of common stock issuable upon exercise of stock options held by NGN Capital LLC and exercisable within 60 days of March 31, 2011. Dr. Johann is the managing general partner of NGN Capital LLC, which is the sole general partner of the general partner of NGN Biomed Opportunity I, L.P. and is also the managing limited partner of NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG. As a result, Dr. Johann may be deemed to share voting and dispositive power with respect to the securities beneficially held by these entities and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. For Dr. Johann only, his total also includes 21,765 shares held of record and immediately exercisable warrants to purchase 3,530 shares held by Dr. Johann.
(10)	Consists of 5,883 shares held of record, immediately exercisable warrants to purchase 1,765 shares of common stock and 100,625 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2011.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely filed.

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

Micromet is firmly committed to compensating our executives on the basis of their performance and the observable effects of that performance on our company’s success. We believe that a strong link between performance and compensation is vital to achieving our strategic goals, retaining talented executives, and rewarding outstanding performance. Our executive management team achieved excellent results during 2010, including:

•	the initiation of our BLAST trial (Blinatumomab Adult ALL MRD Study of T cell engagement), a European pivotal Phase 2 multi-center study intended to confirm blinatumomab’s ability to eradicate minimal residual disease, or MRD, in adult patients with acute lymphoblastic leukemia, or ALL;
•	the initiation of a Phase 2 single-arm trial of blinatumomab in adult patients with relapsed/refractory ALL;
•	the consummation of two public offerings of our common stock, in the first and fourth quarters of 2010, from which we raised aggregate gross proceeds of more than $150 million; and
•	the advancement of our partnered BiTE antibody products through various preclinical and clinical milestones.

Our executive compensation program consists primarily of three components:

•	base salary;
•	annual variable performance-based bonus awards, payable in cash or equity; and
•	stock-based incentive awards, generally long-term awards that vest over time.

Our executive officers do not receive automatic increases in base salary or guaranteed annual bonuses or stock option awards. Rather, our compensation committee determines these elements of compensation on an annual basis, taking into account both corporate and personal achievements during the year. The other components of our compensation program — benefits (such as medical, dental and life insurance) and protections against termination without cause or termination in the event of a change of control of our company — are described in the employment agreements we have with our executive officers. We do not provide our executive officers with excessive perquisites and other fringe benefits, and severance payments to our executive officers following a change of control of our company generally require job loss or substantial diminution of duties.

For 2010, our compensation committee retained Barney & Barney, an independent compensation consultant, to provide analysis and recommendations regarding our executive compensation practices. During the year, our named executive officers received increases in their base salaries consistent with the competitive range set by our peer companies identified below, and the bonuses paid to our named executive officers under the management incentive compensation plan for 2010 in each case fell slightly below the target bonus for each named executive officer. We believe that this position was consistent with our financial performance, the competitive range of compensation paid by companies in our peer group, the individual performance of each of our named executive officers, and the progress towards achieving our long-term strategic goals. We also believe that the total compensation paid to our named executive officers was reasonable.

Philosophy of Our Executive Compensation Program

The compensation committee’s goal with respect to our executive officers is to provide compensation sufficient to attract and retain executives of outstanding ability, performance and potential, while maintaining an appropriate relationship between the compensation of our executives and that paid by the companies in our peer group. Because our company has operations in the United States and in Europe, our executive officers must be able to function in an international environment, to manage personnel in different countries, and to deal with language and cultural differences. As a result, our executives are recruited from positions in the United States and in Europe, and we compete directly with international pharmaceutical and biotechnology companies for experienced executives.

We intend to continue our strategy of compensating our executive officers at competitive levels through programs that emphasize performance-based incentive compensation in the form of cash and equity. The level of our total annual compensation compared to the total annual compensation paid by companies in our peer group will vary from year to year based on corporate and individual performance, the share price at which equity incentive compensation, such as stock options, is granted, and the performance of the peer group companies and their respective levels of base compensation and annual performance bonus awards paid to their executive officers. Our compensation strategy is necessarily tied to the stage of our corporate development. Accordingly, the specific direction, emphasis and components of our executive compensation program will continue to evolve in parallel with the evolution of our corporate and business strategy. Our Compensation Discussion and Analysis will, in the future, reflect these evolutionary changes.

Role of Our Compensation Committee

Our board of directors has delegated to the compensation committee the authority to determine our compensation philosophy and to approve and administer our executive compensation and benefit programs. Our compensation committee is appointed by our board of directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, or the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act. In order to ensure a full and frank exchange of views by its members, the compensation committee maintains the practice of holding executive sessions, without management present, at each meeting of the committee where the committee makes decisions on executive compensation. During 2010, our compensation committee was comprised of Messrs. Benjamin and Berriman and Drs. Carter and Johann, as well as Dr. Stampacchia, who resigned from the board of directors and the committee in April 2010. Mr. Benjamin served as the committee’s chairman until his death in February 2011.

During the first quarter of each fiscal year, our compensation committee performs the assessments and makes the decisions relevant for determining the executive compensation for the prior and the current year, including the assessment of the achievement of the corporate goals of the prior year, the review of the performance of our executive officers during the prior year and the assessment of their achievement of their personal goals, the establishment of the cash bonuses to be paid to the executive officers for the prior year, if any, the adjustment of the base salaries of the executive officers for the current year, if any, and the approval of our management incentive compensation plan for the current year, which includes target bonus levels. The committee also approves the corporate goals for the year, which are then submitted for approval by the full board of directors. When circumstances warrant, the compensation committee may review and adjust base salaries of executive officers or grant cash bonuses or stock options during the course of the year.

The committee also periodically reviews equity holdings of the executive officers, including stock options, in order to determine whether such officers are appropriately incentivized and whether the grant of additional stock options or other equity awards is appropriate or warranted.

Compensation Consultant

For 2010, Barney & Barney, our independent compensation consultant, performed a competitive assessment of the compensation paid by our peer companies to their executive officers. The peer group used by the compensation committee to determine compensation for 2010 was selected by the compensation committee, with input provided by members of executive management. These companies were selected based on their similarities to Micromet with respect to one or more criteria, including industry, location, number of employees, and market capitalization. The peer group for 2010 consisted of the following companies:

2010 Peer Companies
Ablynx	Dendreon Corporation	Medigene
Affymax, Inc.	Dyax Corp.	Morphosys
Allos Therapeutics, Inc.	Exelixis, Inc.	Rigel Pharmaceuticals, Inc.
Alnylam	Geron Corporation	Seattle Genetics Inc.
Antisoma plc	Human Genome Sciences	Xenoport, Inc.
Arena Pharmaceuticals, Inc.	Immunogen Inc.	ZymoGenetics
Ariad Pharmaceuticals Inc.	Incyte Corporation
Cytokinetics Inc.	Infinity Pharmaceuticals, Inc.

Our compensation program for 2010 targeted a competitive range around the market median (i.e., the 50th percentile) relative to our peer group for each element of the compensation paid to our executive officers, as well as for total cash-based compensation and total compensation payable under our executive compensation packages. The size of this competitive range for each officer varied depending on the type of compensation. Each executive officer’s compensation was determined by reference to this range, with adjustments within the range based on additional factors including individual performance and differences in responsibilities between our executives and those holding corresponding positions at our peer companies. A more detailed description of each element of executive compensation follows, together with an explanation of changes made in 2010.

Elements of Our Executive Compensation Program

We utilize a mix of short-term and long-term compensation in establishing the total compensation of our executive officers. The amount of each element of compensation for the executive officers, including the named executive officers, is determined by the compensation committee. The committee has no predetermined policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

Short-term Compensation

Base Salary.  The base salary for each of our executive officers is initially established through negotiation at the time the officer is hired, taking into account the executive’s qualifications, experience, prior salary and competitive salary information. The committee also considers any unique personal circumstances that motivated the executive to leave his or her prior position and join our company. Each of our executive officers then executes an employment agreement that establishes the initial base salary. The employment agreements do not provide for automatic annual increases in salary; rather, the compensation committee annually reviews these base salaries and makes adjustments to the salaries of each executive officer, in its discretion, based on a variety of factors. These factors typically include the individual performance of the executive officer, increases in the cost of living, or changes in base salaries paid to executive officers at our peer companies. Base salaries may also be reviewed throughout the year in the case of promotions or other significant changes in the executive’s responsibilities. We do not apply specific formulas to determine base salary increases.

In March 2010, the compensation committee determined that the base salaries for 2010 should be adjusted based on the competitive analysis conducted by the compensation consultant, as well as due to individual performance. This adjustment was intended to bring the base salaries for our executive officers to within approximately 95% of the peer group market median, which is within the competitive range described by our compensation consultant. This resulted in a wider variance among salary increases than in previous years, as shown on the following table, but ensured that each executive officer’s salary was both equitable and competitive relative to our peer companies.

The base salaries for our named executive officers for 2010 and 2009 are set forth in the table below, together with the percentage change for 2010. Our named executive officers who are domiciled in Europe, Drs. Itin, Baeuerle and Fagerberg, are paid in Euros. In the table below, where we have converted Euros to U.S. Dollars, we have used an exchange rate of $1.3253 per Euro, which was the published rate from the OANDA Corporation currency database as of December 31, 2010.

Named Executive Officer	2010 Base Salary ($)	2009 Base Salary ($)		Change (%)
Christian Itin	$496,988	$385,927		+28.8
Barclay Phillips	$330,000	$306,000		+7.8
Patrick Baeuerle	$377,711	$341,821		+10.5
Jan Fagerberg	$344,578	$331,325	(1)	+4.0
Matthias Alder	$340,000	$318,500		+6.8

(1)	Dr. Fagerberg joined Micromet in November 2009. His base salary shown in this column reflects his annualized base salary for 2009.

Annual Cash Bonus. For 2010, the compensation committee adopted a management incentive compensation plan that provides for the payment of incentive compensation to certain of our employees, including each of our named executive officers. The annual performance cash bonuses are based on our performance relative to the annual corporate goals and the executive’s performance relative to his pre-established personal goals. Dr. Itin was eligible to receive a cash bonus of up to 60% of his base salary for 2010, with 100% of his cash bonus under the plan based on the level of achievement of the corporate goals described below. The other named executive officers were eligible to receive cash bonuses of up to 40% of their base salaries for 2010, with 75% of their cash bonuses based on the achievement of the corporate goals, and 25% based on the achievement of their respective personal goals, as described below. These target bonus percentages — 60% for Dr. Itin and 40% for the other named executive officers — were increased in 2010 based on input from the independent compensation consultant. For this category of compensation, the committee targeted the top of our peer group’s competitive range, or approximately the 75th percentile, in order to reflect our commitment to excellence and to encourage outstanding performance.

2010 Corporate Goals

Based on the proposals of the chief executive officer, the compensation committee develops corporate goals and submits them to the board of directors for approval. Each corporate goal is assigned a weight, expressed as a percentage, adding up to 100%. When evaluating the achievement of the corporate goals, the compensation committee determines the percentage of achievement with respect to each corporate goal, which with respect to a particular corporate goal or in the aggregate may result in an achievement percentage in excess of 100%. The compensation committee may also consider additional corporate events or milestones that have been achieved during the course of the plan year, and may adjust the corporate goals achievement percentage based on the achievement of such additional events or milestones. The sum of the resulting percentages represents the total achievement of the corporate goals and is used to calculate that portion of the bonus of the named executive officers that is based on the achievement of the corporate goals.

For 2010, the compensation committee recommended, and the board approved, the following corporate goals, along with each goal's relative weight. In February 2011, the compensation committee determined the achievement of the corporate goals listed below as set forth in the table below:

2010 Corporate Goals	Weighting	Achieved
Progress development of blinatumomab	35%	20%
Maintain strong financial position	20%	20%
Progress development of MT110	15%	7.5%
Partnering & Collaborations	15%	15%
Raise Awareness for Company, blinatumomab and BiTE Antibodies	10%	10%
Advance Pre-clinical BiTE Antibody Pipeline	5%	3%

In addition to the corporate goals set forth above, the compensation committee considered the consummation of two public offerings of our common stock, in the first and fourth quarters of 2010, from which we raised aggregate gross proceeds of more than $150 million, as well as the consistent achievement of development milestones under our collaborations. As noted in the table above, without consideration of these additional factors, the aggregate level of achievement of the corporate goals would have been 75.5%. However, after taking into account the goals specified in the table above and the additional achievements relating to financings and development milestones, the compensation committee adjusted its assessment upward and subjectively determined that the corporate goals had been achieved at an aggregate level of 85%.

2010 Personal Goals

The chief executive officer, in consultation with the executive officers participating in the management incentive compensation plan, develops a list of personal goals for the year for each executive officer. Each personal goal is assigned a weight, expressed as a percentage, with the sum of the personal goals adding up to 100%. The compensation committee determines the percentage of achievement with respect to each personal goal, which with respect to a particular personal goal or in the aggregate may result in an achievement percentage in excess of 100%. The compensation committee may also consider additional achievements of the executive officer, and may adjust the personal goals achievement percentage based on the importance of such additional achievements. The sum of the resulting percentages represents the total achievement of the personal goals and is used to calculate that portion of the bonus of the executive officer that is based on the achievement of the personal goals. Additionally, our compensation committee retains the discretion to award additional bonuses outside of the scope of the management incentive compensation plan in extraordinary circumstances.

As described above, Dr. Itin’s cash bonus for 2010 was based entirely on the achievement of the corporate goals, which were achieved at an 85% level as described above. The personal goals for our remaining named executive officers are summarized below, and in February 2011, the compensation committee determined the achievement of each named executive officer’s personal goals as follows.

Personal Goals of Mr. Phillips	Weighting	Achieved
1. Financial Reporting – Compliance with SEC and SOX 404 regulations; establishment of internal audit function	35%	25%
2. Financial Planning & Budgeting – Ensure timely availability of financial information for budget control and planning purposes; review and adjust rolling cash reach forecasting process and long term financing plan	25%	20%
3. Accounting – Review and implement improvements to accounting processes	10%	7.5%
4. Team Development – Foster team integration and strengthen internal interfacing	10%	10%
5. Investor Relations – Develop and implement 2010 investor relations program	10%	7.5%
6. Cash Management/Treasury – Enforce budget discipline, manage exchange rate effects	10%	10%

In addition to the achievement of the personal goals set forth above, which were determined to have been achieved at an aggregate 80% level, the compensation committee in its discretion considered Mr. Phillips’s contributions to our overall success in 2010, including his lead role in the closing of two public offerings of our common stock. Taking into account these additional achievements, the committee adjusted its assessment upward and determined that Mr. Phillips’ personal goals had been achieved at an aggregate level of 90%.

Personal Goals of Dr. Baeuerle	Weighting	Achieved
1. Blinatumomab & MT110 Development – Deliver on non-clinical R&D to support blinatumomab and MT110 clinical progress	35%	32%
2. Maintain High R&D Efficiency – Review and improve R&D processes and program progression criteria	25%	25%
3. Pipeline Generation – Progress four non-clinical BiTE antibodies to next milestones	20%	20%
4. BiTE Mechanism of Action & BiTE Platform Improvements – Advance BiTE platform	15%	15%
5. External Communication & KOL Development – Support awareness for BiTE antibodies with publications in peer-reviewed journals, presentations at key conferences	5%	5%

Based on these achievement levels, the committee determined Dr. Baeuerle’s individual goals to have been achieved at an aggregate level of 97%.

Personal Goals of Dr. Fagerberg	Weighting	Achieved
1. Clinical Development Plans – Adjust and implement development plans for blinatumomab in ALL and NHL; update development plan for MT110	50%	40%
2. Clinical Trial Setup and Execution – Initiate new ALL clinical trials with blinatumomab in a timely manner	20%	17.5%
3. Dose and Schedule – Define for MT103 in NHL and MT110 in solid tumors	20%	20%
4. Team Development – Establish integrated US and European clinical development team	10%	7.5%

Based on these achievement levels, the committee determined Dr. Fagerberg’s individual goals to have been achieved at an aggregate level of 85%.

Personal Goals of Mr. Alder	Weighting	Achieved
1. Legal Affairs – Support development progress for lead product candidate; support partnering transactions; ensure timely filing of periodic and current reports	15%	13%
2. Corporate Secretary/Compliance Officer – Ensure compliance with changing corporate governance requirements; successful annual meeting of stockholders; support board and board committees	15%	15%
3. Human Resources – Ensure organizational preparedness for execution of operational plans, including recruitment, training, internal communication, and compensation plans	45%	36.5%
4. Quality Assurance – Enhance and execute regulatory compliance program, QA system	15%	13%
5. Drug Safety – Enhance process for processing and management of safety data	10%	7.5%

In addition to the achievement of the personal goals set forth above, which were determined to have been achieved at an aggregate 85% level, the compensation committee in its discretion considered Mr. Alder’s contributions relating to the settlement of our contractual dispute with Curis, Inc. Taking into account this additional achievement, the committee adjusted its assessment upward and determined that Mr. Alder’s personal goals had been achieved at an aggregate level of 90%.

Based on the achievement of 85% of our corporate goals for 2010 and the respective achievements of their personal goals by Mr. Phillips, Dr. Baeuerle, Dr. Fagerberg and Mr. Alder, the incentive compensation payments for the named executive officers eligible to receive incentive compensation under the 2010 management incentive compensation plan were calculated as set forth in the following table:

Name	Target Bonus in% of Base Salary	Target Bonus ($)	Portion of Target Bonus Based on Achievement of Corporate Goals	Portion of Target Bonus Based on Achievement of Personal Goals	Percentage of 2010 Corporate Goals Achieved	Percentage of 2010 Personal Goals Achieved	Total Award ($)
Christian Itin(1)	60%	298,193	100%	0%	85%	n/a	253,464
Barclay Phillips	40%	132,000	75%	25%	85%	90%	113,850
Patrick Baeuerle(1)	40%	151,084	75%	25%	85%	97%	132,954
Jan Fagerberg(1)	40%	137,831	75%	25%	85%	85%	117,157
Matthias Alder	40%	136,000	75%	25%	85%	90%	117,300

(1)	The targets for and the awards to Drs. Itin, Baeuerle and Fagerberg were determined and paid in Euros. We have converted Euros to U.S. Dollars using an exchange rate of $1.3253 per Euro, which was the published rate from the OANDA Corporation currency database as of December 31, 2010.

Long-term Compensation

Long-term compensation in the form of stock option grants is intended to incentivize our executives to pursue the creation of long-term stockholder value and is a meaningful component of our overall executive compensation package. The compensation committee believes that grants of stock options to our executive officers further aligns interests between each executive and our stockholders, and also maintains competitive levels of total compensation by providing an opportunity for increased equity ownership. In 2008 and 2009, a portion of the stock option awards to our named executive officers were subject to a performance-based vesting condition. Upon further reflection, the committee decided that stock-based compensation is more appropriate as a long-term component of value, with annual grants vesting over time, than as a hybrid of short-term and long-term compensation. Accordingly, the 2010 option grants to our named executive officers were not subject to performance-based vesting. The management incentive compensation plan described above provided short-term, performance-based cash compensation.

As part of our long-term compensation strategy, our compensation committee seeks to establish levels of option grants that it believes results in potential stock ownership levels that are generally consistent with equity ownership levels of similarly situated executives at other biotechnology companies. In making these decisions, our compensation committee generally does not take into account any stock ownership outside of the context of equity awards under our equity incentive plans, and we do not have any security ownership guidelines or requirements for our executive officers. However, based on individual circumstances, our compensation committee may authorize option grants that result in a higher potential stock ownership.

Our executive officers, along with all of our other employees, are eligible to participate in the 2003 Plan. Stock option grant levels are determined by the compensation committee based on data from the same group of peer companies described above. Option grants vary among executive officers based on their positions and performance and may be, but are not automatically, granted to our executives on an annual basis. Newly hired or promoted executive officers also typically receive stock option grants in connection with those events. In addition, the compensation committee considers the competitive conditions applicable to the executive officer’s specific position. We believe this strategy is consistent with the approach of other companies at our stage of development in our industry and, in our compensation committee’s view, is appropriate for aligning the interests of our executives with those of our stockholders over the long term.

We believe that option-based compensation encourages retention of our executive officers, as the awards are generally designed to vest over time. Awards granted to new hires typically vest over four years, with one-fourth of the shares vesting on the first anniversary of the grant date, and the remainder vesting in equal monthly installments thereafter. Awards granted to existing employees generally vest on a monthly basis in equal installments over a three-year period from the date of grant. However, our compensation committee has the discretion to grant options with performance-based vesting criteria.

Stock options generally have a term of ten years from the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights. We generally do not permit the early exercise of stock options prior to vesting.

According to the grant guidelines established by our compensation committee, option grants to executives become effective on the first day of the month following the decision of the compensation committee to make the option grant, with the exercise price being the closing price of our common stock on the effective date of the grant. This procedure provides transparency to our employees and our investors, and is intended to ensure that the exercise price of our options will not be subject to concerns that backdating of the options may have occurred at the time of grant. Our compensation committee does not have any plan or practice to coordinate stock option grants with our release of material non-public information or any other investor relations activities.

The table below entitled “Outstanding Equity Awards at December 31, 2010” summarizes the stock option holdings of our named executive officers as of December 31, 2010.

In connection with the executive compensation review in March 2010, the compensation committee approved option grants of 340,000 shares for Dr. Itin, 180,000 shares for Dr. Baeuerle, 150,000 shares for Dr. Fagerberg, and 135,000 shares each for Mr. Phillips and Mr. Alder. The options were granted with an effective date of April 1, 2010. In determining the size of these grants, the compensation committee considered the compensation consultant’s conclusion that the equity value of option grants to our executives in 2009, calculated using the Black-Scholes model, was generally below the competitive range (±25% from the median) for grants awarded by companies in our peer group. Accordingly, the 2010 option grants aimed in part to bring our executives’ potential stock ownership levels — in terms of both equity value and number of shares — more in line with corresponding individuals in our peer companies.

Other Benefits

We make cash payments to our named executive officers who are based in Germany corresponding to the amounts that our German subsidiary would otherwise be making to the government-mandated pension and health insurance program, from which these executives are exempt. We also reimbursed or paid health insurance premiums of Drs. Itin and Baeuerle, long-term disability insurance premiums of Dr. Baeuerle, and costs related to tax advice provided to Dr. Fagerberg. In addition, we hold a group accident insurance policy that covers all of our Germany-based employees, including those executives, in the event of accident-related disability or death.

Our named executive officers based in the United States are covered by a group health insurance plan for which we pay a portion of the insurance premium. In addition, these named executive officers receive reimbursements for life insurance and long-term disability insurance.

We believe that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, nor do we provide any nonqualified defined contribution plans or other deferred compensation plans.

Change of Control and Termination Protection

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for them to find comparable employment within a short period of time. We also believe that it is important to protect our named executive officers in the event of a change of control transaction involving our company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change of control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interest of our stockholders. As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations and licensing transactions, as well as other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. We desire to encourage our management team to act in the best interests of our stockholders, even though their employment with us could be terminated as a result of an acquisition or other transaction. As a result of these considerations by our compensation committee, the employment agreements with our named executive officers provide for severance benefits to be paid if the executives are terminated under specified conditions, as well as benefits in connection with a change in control of our company.

Our employment agreements with our named executive officers provide each executive with severance benefits in the event his employment is terminated by us other than for cause, if the executive resigns for good reason or in the case of the permanent disability or death of the executive, as further described below.

Severance Benefits of Dr. Itin

Upon any termination of Dr. Itin’s employment, we will pay him any accrued but unpaid base salary as of the date of termination. In addition, Dr. Itin will receive the following severance benefits upon any termination by us without cause, by Dr. Itin for good reason, or in the event of disability:

•	an amount that is the greater of (1) twelve months of salary continuation payments (or eighteen months upon termination in connection with a change of control) or (2) the benefits under any other severance benefit plan of ours applicable to Dr. Itin;
•	an amount equal to the average of his annual bonuses for the three years prior to the date of termination;
•	acceleration of vesting of any stock awards that would have vested over the twelve month period following the date of termination, except that in the event of a change of control of our company, (1) 50% of his unvested stock awards will immediately become vested and exercisable on the date of the change of control, and (2) all of his outstanding stock awards will become vested six months after a change of control if he is still employed by us at that time, and (3) if his employment is terminated by us other than for cause, or if he resigns for good reason, within six months prior to or twelve months following a change of control, all of his remaining unvested stock awards will automatically vest and become exercisable; and
•	costs for outplacement services up to €15,000.

In the event of the death of Dr. Itin, his designated beneficiaries (or in the absence of any designation, his estate) will be entitled to receive the following benefits:

•	any accrued but unpaid base salary as of the date of termination;
•	any other amounts to which he was entitled under our bonus or compensation plans or practices at the time of his death;
•	twelve months of base salary continuation payments;
•	an amount equal to the average of his annual bonuses for the three years prior to the date of termination; and
•	acceleration of vesting of any stock awards that would have vested over the twelve month period following the date of termination.

Severance Benefits of Dr. Baeuerle

Upon any termination of Dr. Baeuerle, we will pay any accrued but unpaid base salary as of the date of termination. In addition, Dr. Baeuerle will receive the following severance benefits upon any termination by us without cause, by Dr. Baeuerle for good reason, or in the event of disability:

•	an amount that is the greater of (1) twelve months of base salary, or (2) the benefits under any other applicable severance benefit plan;

•	an amount equal to the average of his bonuses for the three years prior to the date of termination, prorated for the period of time served by him during the year of termination (except that such amount will be paid in full if the termination is within six months prior to, or twelve months following, a change of control);
•	acceleration of vesting of any stock awards that would have vested over the twelve month period following the date of termination, except that in the event of a change of control of our company (1) 50% of his unvested stock awards will immediately become vested and exercisable on the date of the change of control, and (2) if his employment is terminated by us other than for cause, or if he resigns for good reason, within six months prior to, or twenty-four months following, a change of control, all of his remaining unvested stock awards will automatically vest and become exercisable; and
•	the cost of outplacement services up to €15,000.

In the event of the death of Dr. Baeuerle, his designated beneficiaries (or in the absence of any designation, his estate) wil be entitled to receive the following benefits:

•	any accrued but unpaid base salary as of the date of termination;
•	any other amounts to which he was entitled under our bonus or compensation plans or practices at the time of his death;
•	twelve months of base salary continuation payments;
•	an amount equal to the average of his annual bonuses for the three years prior to the date of termination; and
•	acceleration of vesting of any stock awards that would have vested over the twelve month period following the date of termination.

Severance Benefits of Dr. Fagerberg and Messrs. Phillips and Alder

Upon any termination of Dr. Fagerberg or Messrs. Phillips or Alder, we will pay any accrued but unpaid base salary as of the date of termination and make a payment for any accrued paid time off not taken at the time of termination. In addition, to the extent we have not established any compensation plan or severance benefit that is more favorable than those listed below, each such executive officer will receive the following severance benefits upon any termination by us without cause, by him for good reason, or in the event of disability:

•	an amount that is equal to the named executive officer’s base salary for a period of twelve months;
•	the bonus under the applicable management incentive compensation plan for the preceding year to the extent not paid at the time of termination;
•	an amount equal to the average of the named executive officer’s annual bonuses for the three years prior to the date of termination, prorated for the period of time served by the executive during the year of termination (except that such amount will be paid in full if the termination is within six months prior to, or twelve months following, a change of control);
•	acceleration of vesting of any stock awards that would have vested over the twelve month period following the date of termination, except that in the event of a change of control of our company, (1) 50% of each named executive officer’s unvested stock awards will immediately become vested and exercisable on the date of the change of control, and (2) if the named executive officer’s employment is terminated by us other than for cause, or if the named executive officer resigns for good reason, within six months prior to, or twenty-four months following, a change of control, all of the named executive officer’s remaining unvested stock awards will automatically vest and become exercisable;
•	for a period of twelve months following the date of termination of Messrs. Phillips and Alder, any costs associated with health insurance continuation coverage under COBRA or corresponding state continuation coverage for the executive and eligible dependents covered under our health insurance plan as of the date of termination (or if such continuation coverage is not available, the cost of any conversion coverage or individual insurance coverage established by the executive officer up to an amount not to exceed two times the cost of the premium paid by us for health insurance coverage of the executive prior to termination);
•	for a period of twelve months following the date of termination, the amount of any life insurance premiums paid by us prior to the date of termination; and
•	costs for outplacement services up to $15,000 (or €15,000 for Dr. Fagerberg).

In the event of the death of Dr. Fagerberg or Messrs. Phillips or Alder, the decedent’s designated beneficiaries (or in the absence of any designation, his estate) will be entitled to receive the following benefits:

•	any accrued but unpaid base salary as of the date of termination;
•	a payment for any accrued paid time off not taken at the time of termination;
•	any other amounts to which he was entitled under our bonus or compensation plans or practices at the time of his death;
•	an amount that is equal to the named executive officer’s base salary for a period of twelve months; the bonus under the applicable management incentive compensation plan for the preceding year to the extent not paid at the time of termination; and an amount equal to the average of the named executive officer’s annual bonuses for the three years prior to the date of termination, prorated for the period of time served by the executive during the year of termination (except that such amount will be paid in full if the termination is within six months prior to, or twelve months following, a change of control); provided that if we paid for the named executive officer’s life insurance coverage which is at least two times his base salary, then the payment under the insurance policy will replace the above salary continuation and bonus payments;
•	acceleration of vesting of any stock awards that would have vested over the twelve month period following the date of termination; and
•	for a period of twelve months following the date of termination of Messrs. Phillips and Alder, any costs associated with health insurance continuation coverage under COBRA or corresponding state continuation coverage for the eligible dependents covered under our health insurance plan as of the date of termination (or if such continuation coverage is not available, the cost of any conversion coverage or individual insurance coverage up to an amount not to exceed two times the cost of the premium paid by us for health insurance coverage of the executive prior to termination).

For purposes of the employment agreements with our named executive officers, “cause” generally means the a material breach by the executive of his employment agreement or any other written agreement between the executive and us; the executive’s gross negligence or willful misconduct in the performance of his duties; the executive’s commission of any act or omission constituting dishonesty or fraud that is injurious to us; the executive’s conviction of, or plea of guilty or no contest to, a felony; conduct by the executive which in the good faith and reasonable determination of the board of directors demonstrates gross unfitness of the executive to serve; the executive’s failure to attempt in good faith to implement a clear and reasonable directive of the board of directors after written notice of such failure, and failure by the executive to cure the same within fifteen business days after receipt of such notice; persistent unsatisfactory performance of the executive’s job duties; or the executive’s breach of his fiduciary duty to us.

For purposes of the employment agreements with our named executive officers, “good reason” generally means the assignment to the executive of any duties or responsibilities which result in the material diminution of the executive’s position; a reduction in the executive’s base salary; a relocation of the executive’s place of employment to a location outside the metropolitan area in which the executive works; any material breach by us of the executive’s employment; with respect to certain named executive officers, any purported termination of the executive’s employment for cause by us that is not in accordance with the definition of cause set forth in the employment agreement; any failure to pay the executive the earned bonus for any period under any management incentive compensation plan adopted by us, if a majority of our other officers have been paid bonuses for such period under such plan; or any failure by us to obtain the assumption of the executive’s employment agreement by any of our successors or assignees.

If the employment of each named executive officer had been terminated due to death, permanent disability, termination without cause or termination for good reason as of December 31, 2010, the estimated maximum benefits that each would have received under their employment agreements are set forth in the table below. For amounts payable in Euros, we have used an exchange rate of $1.3253 per Euro, which was the published rate from the OANDA Corporation currency database as of December 31, 2010.

	Payments Receivable upon Termination from Death, Permanent Disability, Termination without Cause or Termination for Good Reason
Name	Salary Continuation Due upon Termination from Death ($)	Bonus Due upon Termination from Death ($)	Other Compensation Due upon Termination from Death ($)(1)	Intrinsic Value of Additional Vested Stock Options Due upon Termination from Death ($)(2)	Total Receivable due upon Termination from Death ($)	Incremental Change in Salary Continuation and Bonus due upon Termination for Disability, without Cause or with Good Reason ($)	Incremental Change in Other Compensation due upon Termination for Disability, without Cause or with Good Reason(3) ($)	Total Receivable due to Termination for Disability, without Cause or for Good Reason ($)
Christian Itin	496,988	142,598	—	276,034	915,620	—	19,880	935,500
Barclay Phillips	—	—	24,132	205,550	229,682	343,644	18,465	591,791
Patrick Baeuerle	377,711	94,377	—	176,515	648,603	—	19,880	668,483
Jan Fagerberg	344,578	26,506	—	82,625	453,709	—	19,880	473,589
Matthias Alder	—	—	24,132	116,888	141,020	428,505	17,259	586,784

(1)	Amounts in this column consist of payments for continuation of health insurance coverage.
(2)	The intrinsic value of additional stock options shown above is the difference between the closing stock price of $8.12 per share on December 31, 2010 and the exercise price, times the number of additional shares that would have vested upon termination.
(3)	Amounts in this column consist of the cost of outplacement services and reimbursement of life insurance premiums.

If we had entered into a change of control transaction on December 31, 2010 and if the employment of each of the named executive officers had been terminated as of December 31, 2010, and such termination was without cause or for good reason the maximum estimated benefits that each named executive officer would have received under their employment agreements are set forth in the following table. For amounts payable in Euros, we have used an exchange rate of $1.3253 per Euro, which was the published rate from the OANDA Corporation currency database as of December 31, 2010.

	Payments Receivable upon Termination in Connection with Change of Control
Name	Intrinsic Value of Additional Vested Stock Options Upon Change of Control ($)(1)	Salary Continuation ($)	Bonus ($)	Other Compensation ($)(2)	Maximum Outplacement Costs ($)	Intrinsic Value of Additional Vested Stock Options Upon Termination ($)(1)	Total Receivable due to Termination in Connection with Change of Control ($)
Christian Itin	168,597	745,482	142,598	—	19,880	168,597	1,245,154
Barclay Phillips	167,465	330,000	13,644	27,597	15,000	167,465	721,172
Patrick Baeuerle	107,081	377,711	94,377	—	19,880	107,081	706,130
Jan Fagerberg	123,271	344,578	26,506	—	19,880	123,271	637,506
Matthias Alder	69,978	340,000	88,505	26,391	15,000	69,978	609,853

(1)	The intrinsic value of additional stock options which would vest upon a change of control of Micromet and upon a termination in connection with a change of control of Micromet is based upon a closing stock price of $8.12 per share on December 31, 2010. In the event of a change of control of Micromet, on December 31, 2010, 50% of the unvested stock options would have vested at the time of the ownership change. The remaining 50% vest if the executive officer is terminated within twenty-four months thereafter, except that in the case of Dr. Itin only, any remaining unvested stock awards will become vested and exercisable on the six-month anniversary of the date of the change of control even if he is employed by us at that time.
(2)	Amounts in this column consists of payments to the named executive officers for continuation of health and life insurance coverage.

Impact of Financial Accounting and Tax Considerations on Compensation Decisions

As described in greater detail in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010, we account for stock-based compensation provided to our employees in accordance with ASC Topic 718, which requires us to estimate the fair value of stock-based compensation at the time of the award and record that value as an expense over the vesting period of the award. Applicable accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense will not be material to our compensation decisions. We structure cash bonuses so that they are taxable to our executive officers at the time they are paid. We currently intend that all cash compensation paid will be tax deductible by us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible by us if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the recipient. With respect to equity and cash compensation, we generally seek to structure such awards so that they do not constitute “deferred compensation” under Section 409A of the Code, thereby avoiding penalties and taxes applicable to deferred compensation.

Limitations on deductibility of compensation may occur under Section 162(m) of the Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The non-performance based compensation paid in cash to our executive officers in 2010 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid in cash to our executive officers in 2011 will exceed that limit. In addition, our 2003 Plan has been structured so that any compensation paid in connection with the exercise of option grants under that plan with an exercise price equal to at least the fair market value of the option shares on the date of grant will qualify as performance-based compensation and therefore not subject to the deduction limitation.

We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of our stockholders, after taking into account changing business conditions or the officer’s performance.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company. In addition, the compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2010, 2009 and 2008, compensation awarded or paid to, or earned by our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers during the fiscal year ended December 31, 2010. We refer to these individuals in this proxy statement as the “named executive officers.” For amounts paid in Euros, we have used an exchange rate of $1.3253 per Euro for the fiscal year ended December 31, 2010, which was the published rate from the OANDA Corporation currency database as of December 31, 2010.

Summary Compensation Table for Fiscal 2010

Name and Principal Position	Year	Salary ($)		Bonus	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)		Total(4) ($)
Christian Itin President CEO	2010	496,988		—	1,879,860	253,464	22,559		2,652,871
	2009	385,927		—	210,250	173,667	21,589		791,433
	2008	371,084		—	253,682	141,476	21,653		787,895
Barclay Phillips SVP, CFO	2010	330,000		—	746,415	113,850	135,544	(5)	1,325,809
	2009	306,000		13,644	78,844	—	111,968	(5)	510,456
	2008	100,000		—	1,259,760	—	15,309	(5)	1,375,069
Patrick Baeuerle SVP, CSO	2010	377,711		—	995,220	132,954	43,264	(6)	1,549,149
	2009	341,821		—	131,406	110,391	24,072		607,690
	2008	328,674		—	175,766	94,546	24,042		623,028
Jan Fagerberg SVP, CMO	2010	344,578		—	829,350	117,157	26,039	(8)	1,317,124
	2009	55,221	(7)	26,506	1,184,925	—	2,918		1,269,570
Matthias Alder SVP, GC and Secretary	2010	340,000		—	746,415	117,300	26,203		1,229,918
	2009	318,500		—	78,844	103,114	25,484		525,942
	2008	310,000		—	126,842	88,902	18,067		543,811

(1)	Amounts in this column represent the grant date fair value of options granted during the indicated year, rather than an amount paid to or realized by the named executive officer. These amounts were calculated utilizing the provisions of ASC 718, using a Black-Scholes pricing model and assuming no forfeiture of awards. Because a portion of the awards listed for 2008 and 2009 were subject to a performance-based vesting condition, the corresponding amounts represent the fair value based on the probable outcome of the condition as of the date of grant; for the 2008 and 2009 performance-based awards, we determined that, as of the grant date, the achievement of the vesting conditions was not probable and, accordingly, the grant date fair value of such awards was zero. Assuming maximum performance of the vesting conditions, the grant date fair value of all 2009 awards would have been as follows: for Dr. Itin, $412,270, for Dr. Baeuerle, $257,669, and for Messrs. Phillips and Alder, $154,602. Assuming maximum performance of the vesting conditions, the grant date fair value of all 2008 awards would have been as follows: for Dr. Itin, $111,394, for Dr. Baeuerle, $83,545, for Mr. Phillips, $55,697 and for Mr. Alder, $55,697. For additional information regarding assumptions made by us in valuing equity awards under ASC 718, see Notes 3 and 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010.
(2)	Amounts in this column consist of the total performance-based compensation earned by the named executive officers under the incentive compensation plans for service rendered in the indicated year, which amounts were awarded in February or March of the following year. A discussion of the methodology by which the awards for 2010 were determined is set forth in the “Compensation Discussion and Analysis” section of this proxy statement.
(3)	Amounts in this column for our Germany-based named executive officers consist of payments to the named executive officer in lieu of payments on the officer’s behalf into the German state pension fund and for health and long-term disability insurance premiums, and for our US-based named executive officers consists of payments to or on behalf of the named executive officers for health, dental, life and long-term disability insurance coverage.

(4)	The dollar values in this column for each named executive officer represent the sum of all compensation referenced in the preceding columns.
(5)	Includes relocation allowances of $102,815 in 2010, $84,622 in 2009 and $11,260 in 2008 (including $42,749, $35,184 and $4,681, respectively, of tax reimbursement on the fair market value of the allowance).
(6)	Includes payments for long-term disability insurance coverage.
(7)	Dr. Fagerberg joined Micromet in November 2009. The salary amount listed in this table for 2009 is based on an annual salary of €250,000.
(8)	Includes allowances for foreign tax advice of $8,211 in 2010.

The following table shows for the fiscal year ended December 31, 2010, certain information regarding grants of plan-based awards to the named executive officers:

Grants of Plan-Based Awards in Fiscal 2010

Name	Grant Date	Date of Compensation Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
			Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)
Christian Itin	4/1/10	3/23/10	14,910	298,193	—	340,000	8.08	1,879,860
Barclay Phillips	4/1/10	3/23/10	3,300	132,000	—	135,000	8.08	746,415
Patrick Baeuerle	4/1/10	3/23/10	1,889	151,084	—	180,000	8.08	995,220
Jan Fagerberg	4/1/10	3/23/10	3,446	137,831	—	150,000	8.08	829,350
Matthias Alder	4/1/10	3/23/10	3,400	136,000	—	135,000	8.08	746,415

(1)	In the table above, the “Threshold” column represents the smallest total bonus that would have been paid in 2010 to each named executive officer under the management incentive compensation plan if (i) with respect to Dr. Itin, we had achieved only the one corporate goal with the smallest weighting, and (ii) with respect to the other named executive officers, if we had not achieved any of the specified corporate goals and the executive officer achieved only the one individual goal with the smallest weighting. Actual bonuses earned by the named executive officers during 2010 are described above under “Executive Compensation — Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Short-Term Compensation — Annual Cash Bonus.”
(2)	The “Target” column represents the amount payable if we had achieved all of the corporate goals and the executive officer achieved all of his personal goals.
(3)	Our 2010 management incentive compensation plan does not include a maximum amount that can be received under the plan. Based on the determinations made by the compensation committee with respect to the achievement of corporate and personal goals during 2010, the named executive officers received a payout under the plan that was less than the amount of the target bonus.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2010.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	10,439,285	$4.96	238,828
Equity compensation plans not approved by security holders(2)	1,343,058	$3.19	2,424
Total	11,782,343	$4.82	241,252

(1)	Includes the 2003 Amended and Restated Equity Incentive Plan and the Employee Stock Purchase Plan. Under the original terms of the 2003 Amended and Restated Equity Incentive Plan, on January 1 of each year during the initial ten-year term of such plan, the number of shares which may be issued under such plan would be increased by the least of (i) five percent (5%) of the Company's outstanding shares on such date, (ii) 2,500,000 shares or (iii) a lesser amount determined by the board (the “Evergreen Provision”). Effective January 1, 2011, pursuant to the Evergreen Provision, the number of shares remaining available for issuance under such plan was increased by 2,500,000. Pursuant to an amendment to this plan in February 2011, the Company’s compensation committee now has the discretion to accelerate the availability of any or all of the additional 5,000,000 shares that are potentially available for issuance pursuant to the Evergreen Provision during the remainder of the plan’s ten-year term. At the same time, the compensation committee exercised this authority to increase the number of shares available for grant by 1,000,000 shares. No shares are currently outstanding under the Employee Stock Purchase Plan and 204,819 shares remain available under that plan.
(2)	Consists of the 2006 Equity Incentive Award Plan and the Third Amended and Restated 2000 Stock Incentive Award Plan.

Descriptions of our equity incentive plans that were not approved by our stockholders are contained in Note 12 to the consolidated financial statements contained in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010.

Outstanding Equity Awards at December 31, 2010

The following table shows, as of December 31, 2010, certain information regarding outstanding equity awards for the named executive officers, all of which are unexercised stock options.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Date of Grant	Option Exercise Price ($)	Option Expiration Date
Christian Itin	340,772		—		5/5/06	1.66	5/4/16
	750,000		—		6/10/07	2.56	6/09/17
	133,333		16,667	(1)	4/1/08	1.75	3/31/18
	42,857		—		4/1/08	1.75	3/31/18
	55,555		44,445	(1)	4/1/09	3.16	3/31/19
	58,333				4/1/09	3.16	3/31/19
	75,555		264,445	(1)	4/1/10	8.08	3/31/20
Barclay Phillips	3,333	(3)	—		6/10/04	28.95	6/9/14
	3,333	(3)	—		6/13/05	8.46	6/12/15
	35,000	(3)	—		5/5/06	6.63	5/4/16
	2,500	(3)	—		5/6/07	6.63	5/5/17
	168,750		131,250	(2)	9/1/08	6.23	8/31/18
	21,875		—		4/1/09	3.16	3/31/19
	20,833		16,667	(1)	4/1/09	3.16	3/31/19
	30,000		105,000	(1)	4/1/10	8.08	3/31/20
Patrick Baeuerle	272,253		—		5/5/06	1.66	5/4/16
	300,000		—		6/10/07	2.56	6/9/17
	88,888		11,112	(1)	4/1/08	1.75	3/31/18
	32,143		—		4/1/08	1.75	3/31/18
	34,722		27,778	(1)	4/1/09	3.16	3/31/19
	36,458		—		4/1/09	3.16	3/31/19
	40,000		140,000		4/1/10	8.08	3/31/20
Jan Fagerberg	62,500		187,500	(2)	12/1/09	6.83	11/30/19
	33,333		116,667	(1)	4/1/10	8.08	3/31/20
Matthias Alder	250,000		—		7/27/06	3.21	7/26/16
	50,000		—		6/10/07	2.56	6/9/17
	66,666		8,334	(1)	4/1/08	1.75	3/31/18
	1,429		—		4/1/08	1.75	3/31/18
	12,833		16,667	(1)	4/1/09	3.16	3/31/19
	21,875		—		4/1/09	3.16	3/31/19
	30,000		105,000	(1)	4/1/10	8.08	3/31/20

(1)	The shares underlying these grants vest over a three-year period from the date of grant in equal monthly installments.
(2)	Twenty-five percent of the shares underlying this option vested on the first anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter.
(3)	This option was received by Mr. Phillips in his capacity as a director prior to his separation from Vector Fund. In connection with the wind down of that entity, Mr. Phillips continues to hold this option for the benefit of Vector Fund Management or its assigns. However, Mr. Phillips disclaims beneficial ownership over such shares, except to the extent of his pecuniary interest therein.

Option Exercises During 2010

The following table shows for the fiscal year ended December 31, 2010, certain information regarding option exercises during the last fiscal year with respect to the named executive officers:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Matthias Alder	20,000	119,107

Pension Benefits

None of our named executive officers participates in or has account balances in non-qualified defined benefit plans or supplemental executive retirement plans sponsored by us.

Non-qualified Deferred Compensation

None of our named executive officers participates in or has account balances in any non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Director Compensation

Cash Compensation

Pursuant to our Director Compensation Policy, which was updated by the board in March 2010, non-employee directors receive an annual retainer fee of $25,000 paid in quarterly installments. Our chairman receives an additional annual retainer fee of $230,000, paid monthly in advance.

In addition, pursuant to our Director Compensation Policy, non-employee directors receive a meeting stipend of $2,000 for each board meeting attended in person, $1,500 for each board meeting attended by telephone lasting two hours or longer, and $1,000 for each board meeting attended by telephone lasting less than two hours. Further, non-employee directors receive a meeting stipend of $1,500 for each committee meeting attended in person, $1,000 for each committee meeting attended by telephone lasting two hours or longer, and $500 for each committee meeting attended by telephone lasting less than two hours.

Equity Compensation

Pursuant to our Director Compensation Policy, each non-employee director, other than the chairman of the board, receives a non-qualified stock option to purchase 35,000 shares of our common stock upon the initial appointment or election to the board. The chairman receives a non-qualified stock option to purchase 70,000 shares of our common stock upon the initial appointment. One third of the initial option vests on the first anniversary of the date of grant, with the remainder vesting in equal installments at the end of each calendar month over a period of two years such that each stock option is 100% vested on the third anniversary of its date of grant, subject to a director’s continuing service on the board through each vesting date.

On the date of each annual meeting of stockholders, all non-employee directors, other than the chairman of the board, receive a non-qualified stock option to purchase 15,000 shares of our common stock, and the chairman receives a non-qualified stock option to purchase 30,000 shares of our common stock. Each of these options vests in equal installments at the end of each calendar month over a period of one year from the date of grant, such that each stock option is 100% vested on the first anniversary of the date of grant, subject to a director’s continuing service on the board through each vesting date.

In addition, on the date of each annual meeting of stockholders, (i) the chairman of the audit committee receives a non-qualified stock option to purchase 7,500 shares of our common stock, (ii) the chairman of the compensation committee receives a non-qualified stock option to purchase 5,000 shares of our common stock, and (iii) the chairman of the nominating & corporate governance committee receives a non-qualified stock option to purchase 2,500 shares of our common stock. Each of these options vests in equal installments at the end of each calendar month over a period of one year from the date of grant, such that each stock option is 100% vested on the first anniversary of the date of grant, subject to a director’s continuing service on the board through each vesting date.

The following table shows for the fiscal year ended December 31, 2010 certain information with respect to the compensation of all our non-employee directors. Dr. Itin did not receive any compensation as director in 2010. Dr. Itin’s compensation in his capacity as our President and Chief Executive Officer has been fully reflected in the Summary Compensation Table contained in this proxy statement.

Non-Employee Director Compensation for Fiscal Year 2010

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Jerry C. Benjamin	41,250	91,140	(2)	132,390
John E. Berriman	42,250	68,355	(2)	110,605
Michael G. Carter	41,250	79,748	(2)	120,998
Kapil Dhingra	36,750	68,355	(2)	105,105
David F. Hale	256,254	836,550	(2)	1,092,804
Peter Johann	42,250	85,207	(2)	127,457
Joseph P. Slattery	40,750	102,533	(2)	143,283
Otello Stampacchia(3)	6,500	—		6,500

(1)	Amounts in this column represent the full grant date fair value of options granted during 2010, rather than an amount paid to or realized by the director. These amounts were calculated utilizing the provisions of ASC 718, using a Black-Scholes pricing model and assuming no forfeiture of awards granted to the director. For additional information regarding assumptions made by us in valuing equity awards under ASC 718, see Notes 3 and 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010.
(2)	The aggregate number of shares underlying option awards outstanding at December 31, 2010 and held by each non-employee director was as follows: 120,000 shares for Mr. Benjamin, 113,155 shares for Mr. Berriman, 132,851 shares for Dr. Carter, 65,000 shares for Dr. Dhingra, 866,415 shares for Mr. Hale, 95,000 shares for Dr. Johann, which are held in the name of NGN Capital LLC, and 102,500 shares for Mr. Slattery.
(3)	Dr. Stampacchia resigned from our board of directors in April 2010.

Transactions With Related Persons

Related-Person Transactions Policy and Procedures

Under its charter, our audit committee is responsible for reviewing and approving all related party transactions. We annually require each of our directors and executive officers to complete a director and officer questionnaire that elicits information about related person transactions, including any such transactions which are required to be disclosed under the rules of the SEC. In addition, under our Code of Ethics, our directors, officers and employees are expected to avoid conflicts of interest with us and are required to report any such conflicts of interest to our General Counsel or, in the case of our directors, to the full board. Our audit committee reviews all such transactions and relationships which come to its attention either through the director and officer questionnaires or otherwise, and considers whether to approve or take other appropriate action with respect to such transactions or relationships.

Certain Related-Person Transactions

We have entered into indemnity agreements with our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Micromet stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to Micromet, Inc., Attn: Corporate Secretary, 6707 Democracy Boulevard, Suite 505, Bethesda, Maryland 20817 (and after May 16, 2011, at 9201 Corporate Boulevard, Suite 400, Rockville, Maryland 20850). Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Stockholder Proposals for the 2012 Annual Meeting

To be considered for inclusion in next year’s proxy materials, or to nominate a director, your proposal must be submitted in writing by January 6, 2012, to our corporate secretary, at 9201 Corporate Boulevard, Suite 400, Rockville, Maryland 20850, which will be the address of our corporate headquarters after May 16, 2011.

If you wish to submit a proposal that is not to be included in next year’s proxy materials, you must deliver your notice to the corporate secretary at the address above not later than the close of business on March 23, 2012 nor earlier than the close of business on February 21, 2012; provided, however, that in the event that the date of the 2012 annual meeting is before May 23, 2012 or after August 21, 2012, your notice must be delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the earlier of (i) the day on which notice of the meeting was mailed or (ii) the date public announcement of the date of such meeting is first made by us. In no event will the public announcement of an adjournment or postponement of the 2012 annual meeting commence a new time period (or extend any time period) for the giving of your notice as described above. If your notice is not timely delivered, then for all proxies we receive, the proxy holders will have discretionary authority to vote on the matter, including discretionary authority to vote against the matter.

Your notice must set forth: (a) as to each person whom you propose to nominate for election or re-election as a director, all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-101 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that you propose to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of yours or of the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to you and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) your name and address or that of such beneficial owner, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by you and such beneficial owner, (iii) a representation that you are a holder of record of our stock entitled to vote at such meeting and you intend to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether you or the beneficial owner, if any, intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (z) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by you if you have notified us of your intention to present a proposal at the 2011 annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and your proposal has been included in a proxy statement that has been prepared by us to solicit proxies for such annual meeting.

We may also require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a member of our board of directors.

You are also advised to review our Amended and Restated Bylaws, filed with the SEC as an exhibit to a Current Report on Form 8-K on October 9, 2007, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Other Matters

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ MATTHIAS ALDER
Matthias Alder
Secretary

April 29, 2011

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K, as amended, for the fiscal year ended December 31, 2010 is available without charge on our website, www.micromet.com, or upon written request to: Corporate Secretary, Micromet, Inc., 6707 Democracy Boulevard, Suite 505, Bethesda, Maryland, 20817 (and after May 16, 2011, at 9201 Corporate Boulevard, Suite 400, Rockville, Maryland 20850).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of annual meeting & proxy statement, The Annual Report, Form 10-K, as amended is/are available at www.proxyvote.com .

MICROMET, INC.
Annual Meeting of Stockholders
June 23, 2011 1:00 PM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthias Alder and Barclay Phillips, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MICROMET, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 01:00 p.m., Eastern Time on June 23, 2011, at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, Maryland, 20850 and any adjournment or postponement thereof.

This proxy is revocable and when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000108123_2 R1.0.0.11699

micromet

MICROMET, INC.
9201 Corporate Blvd.
SUITE 400
Rockville, MD 20850

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Dr. Christian Itin 02 Dr. Peter Johann 03 Mr. Joseph P. Slattery

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To ratify the selection by the audit committee of the board of directors of Ernst & Young LLP as independent registered public accounting firm of Micromet, Inc. for its fiscal year ending December 31, 2011.	☐	☐	☐
3	Approval of an advisory vote on the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000108123_1 R1.0.0.11699